SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 2, 2010

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Section 3                      Securities and Trading Markets

Item 3.01.                      Notice of Failure to Satisfy a Continued Listing Rule or Standard

On July 2, 2010, NYSE Amex LLC notified Tri-Valley Corporation (“Tri-Valley”) by letter that Tri-Valley is not currently in compliance with a certain standard for continued listing on the exchange as required under the NYSE Amex Company Guide. Specifically, Section 1003(a)(iii) of the Company Guide requires a company to maintain a minimum of $6 million in stockholders’ equity,  if the company has sustained losses from continuing operations and/or net losses in its five most recent fiscal years.  Tri-Valley’s Form 10-Q for the quarter ended March 31, 2010, reported stockholders’ equity at March 31, 2010, of $915,942.

Under NYSE Amex rules, Tri-Valley has until August 2, 2010, to submit a plan to regain compliance with Section 1003(a)(iii) of the Company Guide.  Tri-Valley is preparing to submit its plan to regain compliance in accordance with NYSE Amex rules.  Tri-Valley is pursuing financing initiatives that Tri-Valley believes will increase stockholders’ equity above the minimum as required by the Exchange.  If the company does not submit a plan or if the plan is not accepted by the exchange, the company will be subject to delisting procedures as set forth in Section 1010 and part 12 of the Company Guide.

Attached is a press release describing the NYSE Amex notice and Tri-Valley’s response.

Section 9   Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

Exhibit 99.1  Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2010	TRI-VALLEY CORPORATION Maston N. Cunningham
Maston N. Cunningham, Chief Executive Officer and President